Exhibit 10.21.1

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT

IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE

REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN

REDACTED

AMENDMENT NUMBER ONE

to the

Mortgage Loan Participation Purchase and Sale Agreement

Dated as of February 28, 2013

between

JEFFERIES MORTGAGE FUNDING, LLC

and

LOANDEPOT.COM, LLC

This AMENDMENT NUMBER ONE (this “Amendment”) is made as of this 21st day of November, 2013, by and between Jefferies Mortgage Funding, LLC (“Purchaser”) and loanDepot.com, LLC (“Seller”) to the Mortgage Loan Participation Purchase and Sale Agreement, dated as of Feburary 28, 2013 (the “Agreement”), between Purchaser and Seller.

WHEREAS, Seller and Purchaser are entering into a Master Repurchase Agreement on or about the date of this Amendment (“Master Repurchase Agreement”);

WHEREAS, Seller and Purchaser agree to amend the Agreement so as to better align with the terms of the Master Repurchase Agreement all as more specifically set forth herein; and

WHEREAS, as of the date of this Amendment, Seller represents to Purchaser that it is in compliance with all of the representations and warranties and all of the affirmative and negative covenants set forth in the Agreement and is not in default under the Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

Section 1. Amendments. Effective as of November 21, 2013 (the “Effective Date”), the Agreement is hereby amended as follows:

(a) Section 1 of the Agreement is hereby amended by deleting the respective definitions for “Affiliate”, “Custodial Agreement”, “Program Documents”, “Tangible Net Worth” in their entirety and replacing them with the following new definitions:

“Affiliate” shall mean, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” (together with the correlative meanings of “controlled by” and “under common control with”) means possession, directly or indirectly, of the power (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the directors or managing general partners (or their equivalent) of such Person, or (b) to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.

“Custodial Agreement”: The Amended and Restated Custodial Agreement, dated as of November 21, 2013, among Seller, Purchaser and Custodian, as the same may be amended, supplemented or otherwise modified from time to time.

“Program Documents”: This Agreement, the Custodial Agreement, the Electronic Tracking Agreement, the Master Repurchase Agreement and the Master Repurchase Agreement Program Documents, the Participation Certificates and all other agreements, documents and instruments entered into by Seller and Purchaser, in connection herewith or therewith with respect to the transactions contemplated hereunder.

“Tangible Net Worth” shall mean the Net Worth of Seller, minus the sum of all intangibles, determined in accordance with GAAP (but without subtracting the value of Seller’s mortgage servicing rights).

(b) Section 1 of the Agreement is hereby further amended by adding the following new terms and related definitions in appropriate alphabetical order:

“Cash Equivalents” shall mean (a) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and Eurodollar time deposits with maturities of 90 days or less from the date of acquisition and overnight bank deposits of any commercial bank having capital and surplus in excess of $[***], (c) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-1 or the equivalent thereof by Standard and Poor’s Ratings Group (“S&P”) or P-1 or the equivalent thereof by Moody’s Investors Service, Inc. (“Moody’s”) and in either case maturing within 90 days after the day of acquisition, (e) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s, (f) securities with maturities of 90 days or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition, or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

“Liquidity” shall mean cash and Cash Equivalents of Seller, together with undrawn availability under any committed warehouse facility that is similar in nature to the facility provided under this Agreement under which Seller is a borrower.

“Master Repurchase Agreement”: That certain Master Repurchase Agreement dated as of November 21, 2013 between Seller and Purchaser, as the same may be amended, supplemented or otherwise modified from time to time.

“Master Repurchase Agreement Program Documents”: The “Program Documents” as defined in the Master Repurchase Agreement.

“Net Income” shall mean, for any period, the net income of Seller for such period as determined in accordance with GAAP.

(c) Clause (xi) of Section 9(a) of the Agreement is hereby deleted in its entirety and replaced with the following new clause:

“(xi) Seller shall, at all times, maintain (x) a Tangible Net Worth of $[***] plus [***]% of aggregate positive quarterly Net Income, (y) Liquidity in an amount greater than or equal to $[***], and (z) a ratio of total assets to Tangible Net Worth of less than 12:1;”

Section 2. Fees and Expenses. The Seller agrees to pay to Purchaser all fees and out of pocket expenses incurred by Purchaser in connection with this Amendment, including all reasonable fees and out of pocket costs and expenses of the legal counsel Purchaser incurred in connection with this Amendment, in accordance with Section 21(a) of the Agreement.

Section 3. Defined Terms. Any terms capitalized but not otherwise defined herein should have the respective meanings set forth in the Agreement.

Section 4. Limited Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

Section 5. Representations. In order to induce Purchaser to execute and deliver this Amendment, Seller hereby represents to Purchaser that as of the date hereof, (i) Seller is in full compliance with all of the terms and conditions of the Program Documents and remains bound by the terms thereof, and (ii) no default or Default or Event of Default has occurred and is continuing under the Program Documents.

Section 6. Governing Law. This Amendment shall be construed in accordance with the laws of the State of New York without regard to any conflicts of law provisions (except for Section 5-1401 of the New York General Obligations Law) and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of New York, except to the extent preempted by federal law.

Section 7. Counterparts. For the purpose of facilitating the execution of this Amendment, and for other purposes, this Amendment may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. The parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties. The original documents shall be promptly delivered, if requested.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Purchaser and Seller have caused this Amendment to be executed and delivered by their duly authorized officers as of the Effective Date.

JEFFERIES MORTGAGE FUNDING, LLC,	LOANDEPOT.COM, LLC,
as Purchaser	as Seller

By:	By:
Name:	Name:
Title:	Title:

Amendment One to Mortgage Loan Participation Purchase and Sale Agreement